UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019 (May 24, 2019)

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401,
Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2019, Riot Blockchain, Inc. (the “Company”), entered into an at-the-market offering agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) pursuant to which the Company may sell shares of its common stock (the “Shares”) in an at-the-market offering (the “ATM Offering”) through Wainwright as its sales agent for the term of the Sales Agreement. The Sales Agreement shall remain in effect until the expiration of Company’s Registration Statement on Form S-3 (File No. 333-226111) (the “Registration Statement”) under which the Shares are to be offered and sold, unless terminated earlier by the Company or Wainwright. The Company has no obligation to sell any of the Shares and may, at any time, suspend offers under the Sales Agreement or terminate the Sales Agreement entirely.

Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts to sell the Shares per the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose thereon). The Company will pay Wainwright a placement fee of 3.0% of the gross sales price of any Shares sold under the Sales Agreement by Wainwright as its sales agent. The Company has also provided Wainwright with customary representations and warranties and indemnification rights. The Company has agreed to reimburse Wainwright for clearing agent set up, settlement, execution and financing in connection with the ATM Offering up to $50,000. The Company has also agreed to reimburse Wainwright for its legal fees reasonably incurred in connection with the ATM Offering in an amount not to exceed $50,000 and up to $2,500 per calendar quarter for diligence and legal expenses for the term of the offering.

The Shares will be offered and sold under the Registration Statement, which was declared effective by the Securities Exchange Commission (the “SEC”) on May 8, 2019. On May 24, 2019, the Company filed a prospectus supplement with the SEC relating to the offer by the Company of up to $100,000,000 of Shares through Wainwright as its sales agent in the ATM Offering.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.01 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any sale of such Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
1.01	At The Market Offering Agreement by and between Riot Blockchain, Inc. and H. C. Wainwright & Co., LLC, dated May 24, 2019.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Robby Chang
Robby Chang
Chief Financial Officer

Date: May 24, 2019